Exhibit 10.17
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.
SONOS, INC.

AMENDMENT TO MANUFACTURING AGREEMENT

January 19, 2024

WHEREAS, Sonos, Inc. (hereinafter “Sonos”) and Inventec Appliances Corporation (hereinafter “IAC”) have entered into a certain Manufacturing Agreement dated September 4, 2014, as amended (the “Agreement”); and

WHEREAS, both Sonos and IAC desire to modify certain terms of the Agreement as specified below.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged by both parties hereto, the parties agree to amend and modify the Agreement as set forth below:

1.Section 6.5 of the Agreement is hereby replaced in its entirety with the following:

1.5Shipping Term; Title and Risk of Loss. Unless otherwise specified to the contrary on a Purchase Order (and subsequently acknowledged in writing by IAC), All products must be delivered DAP (Incoterm 2020) to Sonos’s carrier, logistics service provider or other person designated by Sonos (collectively, “LSP”), as set forth below outlining responsibilities for Sonos and IAC. To compensate IAC for delays outside of [*] days shipping time from Factory to DC/LSP (other than those delays caused by labor strikes, Acts of God, port closures or other factors outside the control of either IAC or Sonos or the designated carrier), IAC may charge an Inventory Carrying Cost (ICC) to Sonos for the aforementioned terms beginning on the [*] day after products have been picked up from IAC for shipping, and IAC is entitled to charge interest based on the Secured Overnight Financing rate (SOFR), but at no time may IAC charge interest at a rate greater than [*]% on an annualized basis. Both IAC and Sonos agree that on a quarterly basis, they will review and mutually agree whether or not to adjust the then-current interest rates.

Sonos is responsible for:
•Selection and management of carrier / freight forwarder and ensuring competitive transit times are met.
•Payment of the freight charges to the carrier / freight forwarder
IAC is responsible for:
•Insurance coverage / risk of loss from cargo ready date through delivery to LSP
•Inventory ownership from cargo ready date through delivery to LSP
•IAC retains title of all products up until delivery to LSP, at which point title will transfer to Sonos and IAC may submit an invoice for payment in accordance with Section 7.5
oIAC invoice trigger is at goods receipt at LSPs

Services	Transportation Responsibility	Insurance Responsibility	Inventory Responsibility
Warehouse Storage	IAC	IAC	IAC
Warehouse Labor	IAC	IAC	IAC
Export Packing	IAC	IAC	IAC
Export Customs Clearance	IAC	IAC	IAC
Loading Charges	IAC	IAC	N/A
Inland Freight	Sonos	IAC	IAC
Terminal Charges	Sonos	IAC	N/A
Forwarder's Fees	Sonos	IAC	N/A
Loading On Vessel	Sonos	IAC	IAC
Ocean/Air Freight	Sonos	IAC	IAC
Charges On Arrival At Destination Port	Sonos	IAC	N/A
Duty, Taxes & Customs Clearance	Sonos	IAC	N/A
Delivery To Destination (LSP)	Sonos	IAC	IAC

2.Section 7.5 of the Agreement is hereby replaced in its entirety with the following:

7.5.    Product Payment Terms. Payment terms are [*] days from the date of acceptance by Sonos of an applicable invoice from IAC, which acceptance may not be unreasonably withheld. IAC may not submit an invoice for a Product prior to that Product’s transfer of title to Sonos. All payments shall be made in U.S. currency, unless otherwise agreed in writing by the parties, by check or wire transfer (as may be agreed upon by the parties) to an account designated by IAC. Invoices shall be remitted electronically to: [*]. Any alteration to the payment terms must be mutually agreed in writing by the Parties.

3.Except for terms amended, replaced or added herein, all of the provisions of the Agreement shall remain unchanged, in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

INVENTEC APPLIANCES CORPORATION

By:    /s/ Po-Cheng Chen
Name: Po-Cheng Chen
Title: President

SONOS, INC.

By:    /s/ Fernando Sanchez
Name: Fernando Sanchez
Title: Director, CM/JDM Sourcing and Partnerships